World Funds Trust 485BPOS

Exhibit 99(h)(17)

WORLD FUNDS TRUST

EXPENSE LIMITATION AGREEMENT

THIS EXPENSE LIMITATION AGREEMENT, is made by and between Cboe Vest Financial, LLC (the “Adviser”) and World Funds Trust (the “Trust”) (“Agreement”), on behalf of the series of the Trust set forth in the set of schedules to this Agreement identified as “Schedule A” and then numerically designated (e.g., Schedule A-1) attached hereto (each a “Fund,” and collectively, the “Funds”) as of the “Effective Date” noted on each Schedule A with respect to each Fund.

WHEREAS, the Trust is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company of the series type, and each Fund is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Advisory Agreement (“Advisory Agreement”), pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund;

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund would normally be subject in order to maintain each Fund’s expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified in each Schedule A hereto;

NOW THEREFORE, the parties hereto agree as follows:

1.      Expense Limitation.

a.	Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding interest, distribution fees pursuant to Rule 12b-1 Plans, taxes, acquired fund fees and expenses, brokerage commissions, dividend expenses on short sales, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of such Fund’s business) (“Fund Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Adviser.

b.	Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Fund shall be the amount specified in each Schedule A based on a percentage of the average daily net assets of each Fund.

c.	Method of Computation. To determine the Adviser’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of a Fund exceed the Maximum Annual Operating Expense Limit of such Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the lowest Maximum Annual Operating Expense Limit applicable to a particular class of shares of a Fund. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

d.	Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

a.	Reimbursement. If, during any fiscal month in which the Advisory Agreement is still in effect, the estimated aggregate Fund Operating Expenses of a class of shares of such Fund for the fiscal month are less than the Maximum Annual Operating Expense Limit for that month, the Adviser shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the sum of all investment advisory fees waived or reduced and other payments remitted by the Adviser with respect to a particular class of such Fund pursuant to Section 1 hereof, for a three year period following the date such waiver or reduction was made or payment was remitted by the Adviser (“Reimbursement Amount”), less any reimbursement previously paid by such Fund to the Adviser, pursuant to this Section 2.a, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount. To the extent any reimbursement is made pursuant to this Section 2.a, such reimbursement shall not cause the Fund Operating Expenses to exceed the Maximum Annual Operating Expense Limit that was in place with respect to each class of a Fund at the time the Adviser waived or reduced its advisory fees or reimburse other expenses for such class of the Fund.

b.	Method of Computation. To determine each Fund’s accrual (with respect to each class), if any, to reimburse the Adviser for the Reimbursement Amount, each month the Fund Operating Expenses of each class of shares of the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of a class of shares of the Fund for any month are less than the Maximum Annual Operating Expense Limit of such class of shares of such Fund, such Fund shall accrue with respect to the particular class into its net asset value an amount payable to the Adviser sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Maximum Annual Operating Expense Limit of the particular class of shares of that Fund, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, amounts accrued pursuant to this Section 2 shall be a liability of the Fund for purposes of determining the Fund’s net asset value.

c.	Payment and Year-End Adjustment. Amounts accrued pursuant to this Agreement shall be payable to the Adviser as of the last day of each month. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

3.	Term and Termination of Agreement.

a.	This Agreement with respect to each of the Funds shall continue in effect until the expiration date set forth on Schedule A (the “Expiration Date”). With regard to the Operating Expense Limits, the Trust’s Board of Trustees and the Adviser may terminate or modify this Agreement prior to the Expiration Date only by mutual written consent. This Agreement shall terminate automatically upon the termination of the Advisory Agreement; provided, however, that the obligation of the Trust to reimburse the Adviser with respect to the Fund shall survive the termination of this Agreement unless the Trust and the Adviser agree otherwise.

4.	Miscellaneous.

a.	Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

b.	Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Agreement and Declaration of Trust or by-laws, as amended from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust’s Agreement and Declaration of Trust is on file with the Secretary of State of the State of Delaware. The Agreement and Declaration of Trust and by-laws describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

c.	Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

d.	Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

*  *  *  *  *

IN WITNESS, WHEREOF, the parties hereto have caused this instrument to be executed on their behalf by their duly authorized officers as of the dates noted on the Schedules as attached hereto.

WORLD FUNDS TRUST
On behalf of the
Funds Noted on the Schedules to this Agreement

By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President

CBOE VEST FINANCIAL, LLC

By:	/s/ Karan Sood
Name:	Karan Sood
Title:	Managing Director

SCHEDULE A-1

to the

EXPENSE LIMITATION AGREEMENT (the “Agreement”)

between

WORLD FUNDS TRUST (the “Trust”)

and

CBOE VEST FINANCIAL, LLC

This Agreement relates to the following Funds of the Trust:

Fund	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
Cboe Vest US Large Cap 10% Buffer Strategies Fund

The following classes of shares of each of the foregoing Funds shall be subject to the Maximum Annual Operating Expense Limit noted in this schedule:

Class A Shares	0.95%	March 1, 2023	February 29, 2024
Class C Shares	0.95%	March 1, 2023	February 29, 2024
Investor Class Shares	0.95%	March 1, 2023	February 29, 2024
Institutional Class Shares	0.95%	March 1, 2023	February 29, 2024
Class Y Shares	0.70%	March 1, 2023	February 29, 2024

ACCEPTED and AGREED:

WORLD FUNDS TRUST
On behalf of the
Funds noted on this Schedules to the Agreement

By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	February 28, 2023

CBOE VEST FINANCIAL, LLC

By:	/s/ Karan Sood
Name:	Karan Sood
Title:	Managing Director
Date:	February 28, 2023

SCHEDULE A-2

to the

EXPENSE LIMITATION AGREEMENT (the “Agreement”)

between

WORLD FUNDS TRUST (the “Trust”)

and

CBOE VEST FINANCIAL, LLC

This Agreement relates to the following Funds of the Trust:

Fund	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
Cboe Vest US Large Cap 20% Buffer Strategies Fund

The following classes of shares of each of the foregoing Funds shall be subject to the Maximum Annual Operating Expense Limit noted in this schedule:

Class A Shares	0.95%	March 1, 2023	February 29, 2024
Class C Shares	0.95%	March 1, 2023	February 29, 2024
Investor Class Shares	0.95%	March 1, 2023	February 29, 2024
Institutional Class Shares	0.95%	March 1, 2023	February 29, 2024
Class Y Shares	0.70%	March 1, 2023	February 29, 2024

ACCEPTED and AGREED:

WORLD FUNDS TRUST

By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	February 28, 2023

CBOE VEST FINANCIAL, LLC

By:	/s/ Karan Sood
Name:	Karan Sood
Title:	Managing Director
Date:	February 28, 2023

SCHEDULE A-3

to the

EXPENSE LIMITATION AGREEMENT (the “Agreement”)

between

WORLD FUNDS TRUST (the “Trust”)

and

CBOE VEST FINANCIAL, LLC

This Agreement relates to the following Funds of the Trust:

Fund	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
Cboe Vest S&P 500® Dividend Aristocrats Target Income Fund

The following classes of shares of each of the foregoing Funds shall be subject to the Maximum Annual Operating Expense Limit noted in this schedule:

Class A Shares	0.95%	March 1, 2023	February 29, 2024
Class C Shares	0.95%	March 1, 2023	February 29, 2024
Investor Class Shares	0.95%	March 1, 2023	February 29, 2024
Institutional Class Shares	0.95%	March 1, 2023	February 29, 2024
Class Y Shares	0.70%	March 1, 2023	February 29, 2024

ACCEPTED and AGREED:

WORLD FUNDS TRUST

By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	February 28, 2023

CBOE VEST FINANCIAL, LLC

By:	/s/ Karan Sood
Name:	Karan Sood
Title:	Managing Director
Date:	February 28, 2023

SCHEDULE A-4

to the

EXPENSE LIMITATION AGREEMENT (the “Agreement”)

between

WORLD FUNDS TRUST (the “Trust”)

and

CBOE VEST FINANCIAL, LLC

This Agreement relates to the following Funds of the Trust:

Fund	Maximum Annual Operating Expense Limit	Effective Date	Expiration Date
Cboe Vest Bitcoin Strategy Managed Volatility Fund

The following classes of shares of each of the foregoing Funds shall be subject to the Maximum Annual Operating Expense Limit noted in this schedule:

Investor Class Shares	0.99%	March 1, 2023	February 29, 2024
Institutional Class Shares	0.99%	March 1, 2023	February 29, 2024
Class Y Shares	0.89%	March 1, 2023	February 29, 2024

ACCEPTED and AGREED:

WORLD FUNDS TRUST

By:	/s/ David A. Bogaert
Name:	David A. Bogaert
Title:	President
Date:	February 28, 2023

CBOE VEST FINANCIAL, LLC

By:	/s/ Karan Sood
Name:	Karan Sood
Title:	Managing Director
Date:	February 28, 2023